UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2017

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Farnsworth Street, Boston, MA		02210
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (617) 443-3000

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)  General Electric Company ("GE" or the "Company") held its annual meeting of shareowners on April 26, 2017 (the "Annual Meeting").

(b)  At the Annual Meeting, shareowners elected all of the Company's nominees for director; approved our named executives' compensation ("Say on Pay"); approved holding future advisory votes on executive compensation every year ("Say on Pay Frequency"); approved the amended GE 2007 Long-Term Incentive Plan ("Amended Plan"); approved the material terms of senior officer performance goals ("Performance Goals"); and ratified the appointment of KPMG LLP as the Company's independent auditor for 2017 ("Auditor Ratification").  The shareowners did not approve any of the shareowner proposals, which are listed below.

Election of Directors
		For	Against	Abstain	Non-Votes
1.	Sébastien M. Bazin	4,736,481,564	310,894,187	24,101,909	1,639,815,227
2.	W. Geoffrey Beattie	4,939,108,799	109,768,316	22,600,545	1,639,815,227
3.	John J. Brennan	4,878,053,662	168,767,076	24,650,122	1,639,822,027
4.	Francisco D'Souza	4,981,474,459	66,999,408	23,003,793	1,639,815,227
5.	Marjin E. Dekkers	4,892,428,855	156,545,466	22,497,188	1,639,821,378
6.	Peter B. Henry	4,977,802,224	71,219,914	22,455,619	1,639,815,130
7.	Susan J. Hockfield	4,950,292,378	100,064,593	21,120,689	1,639,815,227
8.	Jeffrey R. Immelt	4,791,313,155	238,451,602	41,703,439	1,639,824,691
9.	Andrea Jung	4,695,936,303	353,168,866	22,365,691	1,639,822,027
10.	Robert W. Lane	4,783,312,432	265,719,069	22,439,359	1,639,822,027
11.	Risa Lavizzo-Mourey	4,990,753,151	58,134,566	22,589,943	1,639,815,227
12.	Rochelle B. Lazarus	4,874,296,087	173,459,487	23,715,286	1,639,822,027
13.	Lowell C. McAdam	4,982,173,397	66,584,110	22,716,353	1,639,819,027
14.	Steven M. Mollenkopf	4,980,436,674	67,979,497	23,061,489	1,639,815,227
15.	James J. Mulva	4,975,122,232	72,605,888	23,749,540	1,639,815,227
16.	James E. Rohr	4,871,431,676	177,273,527	22,765,656	1,639,822,028
17.	Mary L. Schapiro	4,978,529,925	72,151,310	20,796,425	1,639,815,227
18.	James S. Tisch	4,747,955,389	301,022,101	22,500,171	1,639,815,226

Management Proposals
		For	Against	Abstain	Non-Votes
1.	Say on Pay	4,481,546,841	542,544,605	47,234,484	1,639,966,957
2.	Amended Plan	4,736,197,818	288,220,053	46,908,659	1,639,966,357
3.	Performance Goals	4,670,412,899	354,322,131	46,734,480	1,639,823,377
4.	Auditor Ratification	6,328,767,671	215,361,736	167,162,831	649
		One Year	Two Years	Three Years	Abstain
5.	Say on Pay Frequency	4,449,077,644	37,858,981	543,075,878	41,455,927

Shareowner Proposals
		For	Against	Abstain	Non-Votes
1.	Lobbying Report	1,408,969,892	3,523,125,874	139,356,379	1,639,840,742
2.	Independent Chair	1,222,869,258	3,802,991,614	45,604,038	1,639,827,977
3.	Cumulative Voting	556,726,679	4,460,890,805	53,854,762	1,639,820,641
4.	Charitable Giving	227,366,026	4,638,758,270	205,205,134	1,639,963,457

(d)
A majority of the votes cast by shareowners at the Annual Meeting voted, on an advisory basis, to hold future say-on-pay votes every year. In line with this, the Board of Directors has decided that it will hold a say-on-pay vote every year until the next required say-on-pay-frequency vote, which will occur no later than our 2023 annual meeting of shareowners.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   At the Annual Meeting, shareowners approved the Amended Plan, which: (1) authorizes the issuance of up to 150 million additional shares for use under the plan; (2) extends the term of the plan by ten years, with the 2027 annual meeting as the end date; (3) raises the limit on the number of shares available for incentive stock options by 150 million; (4) adds non-employee directors as particpants under the plan, bringing the deferred stock unit program for directors under the auspices of the plan; (5) establishes an annual limit for director compensation (including both cash and equity compensation) at $1.5 million per year; (6) clarifies that plan awards are subject to the Company's clawback policy; and (7) makes other, non-substantive changes to the plan.  The material terms of the plan are summarized on pages 56 through 60 of the Company's proxy statement filed with the Securities and Exchange Commission on March 8, 2017 (the "Proxy Statement"), which description of the plan is qualified in its entirety by reference to the actual terms of the plan, as amended, which are set forth in Appendix A to the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: May 1, 2017	/s/ Christoph A. Pereira
Christoph A. Pereira Vice President, Chief Corporate, Securities and Finance Counsel